Exhibit 14.b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of TIAA-CREF Funds of our report dated July 13, 2018, relating to the financial statements and financial highlights, which appears in TIAA-CREF Lifestyle Conservative Fund’s, TIAA-CREF Lifestyle Moderate Fund’s, TIAA-CREF Lifestyle Growth Fund’s, TIAA-CREF Lifestyle Aggressive Growth Fund’s Report on Form N-CSR for the year ended May 31, 2018. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 14, 2019